Exhibit 99.1

BED BATH & BEYOND ANNOUNCES SIGNIFICANT MILESTONE IN PLAN TO SELL NON-CORE ASSETS

Company Streamlines Portfolio and Assets with Agreements to Sell Christmas Tree Shops, Linen Holdings and Florence Distribution Center

Transactions Expected to Unlock Approximately $250 Million and Accelerates the Company’s Transformation to Drive Shareholder Value Creation

UNION, N.J., October 13, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced that it has entered into separate agreements to sell its Christmas Tree Shops retail banner, its institutional Linen Holdings business, and a distribution center located in Florence, NJ. The Company expects to generate a total of approximately $250 million in aggregate from the monetization of these assets as it continues to optimize its portfolio, potentially including the sale of additional non-core assets, to further increase its financial strength and enhance shareholder value.

Mark Tritton, President and Chief Executive Officer said, “Today’s announcement builds on the purposeful steps we have made throughout the year to simplify our portfolio, unlock capital and create clear strategic focus to accelerate our plans to build our authority in the Home, Baby, Beauty and Wellness markets. Customers are responding well to the introduction of our new omni-always services, and we will continue to invest in our digital-first experience with a customer-inspired assortment that makes it easy to feel at home with Bed Bath & Beyond.”

Bed Bath & Beyond has entered into a definitive agreement to sell Christmas Tree Shops to Handil Holdings, LLC. The purchase agreement includes all 80 brick-and-mortar Christmas Tree Shop locations and a Middleborough, MA distribution center. Handil Holdings, LLC expects to continue operating Christmas Tree Shops as a stand-alone retail brand. The companies have agreed to a transition service agreement, following the close of the transaction, to help ensure business continuity, particularly during the upcoming holiday season. The transaction is expected to close in November 2020, subject to customary closing conditions.

The Company has also entered into a definitive agreement to sell its Linen Holdings business to The Linen Group, LLC, an affiliate of Lion Equity Partners. Linen Holdings will be merged with Riegel Linen, an existing Lion Equity portfolio company. Linen Holdings provides a broad selection of quality linen, terry, amenities, case goods and apparel to world-class businesses in the global hospitality and healthcare industries. The sale of Linen Holdings is expected to close in October 2020, subject to customary closing conditions.

Additionally, Bed Bath & Beyond has agreed to sell its distribution center in Florence, NJ to an institutional buyer. The sale continues the Company’s strategic program to streamline and modernize its distribution and omni-fulfillment capabilities as part of an ongoing review of real estate assets. Bed Bath & Beyond has signed a lease agreement with the buyer to continue operations and provide business continuity during a transition period. The Florence distribution center sale is expected to close in October 2020, subject to customary closing conditions.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise in the Home, Baby, Beauty and Wellness markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives, plans with respect to potential asset sales, as well as more generally the status of its future liquidity and financial condition. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments, including the Company’s strategic restructuring program; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the other factors summarized in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (908) 855-4202 or dominic.pendry@bedbath.com

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